Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 454-8898
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS THIRD QUARTER 2010 RESULTS

Sunnyvale, Calif. — October 25, 2010 — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its third quarter ended September 30, 2010.

Revenues for the third quarter were $99.3 million, compared to $93.4 million last quarter and $115.5 million for the third quarter of 2009. The Company reported a third quarter GAAP net loss of $4.1 million, or $0.08 per share, which compares with a GAAP net loss of $6.7 million, or $0.13 per share, for the previous quarter and GAAP net income of $4.9 million, or $0.09 per diluted share, for the third quarter of the prior year.

Non-GAAP net loss for the third quarter was $810 thousand, or $0.02 per share, which excludes $109 thousand of amortization of acquired intangible assets, $2.0 million of acquisition related expenses, $2.5 million of stock-based compensation expenses, and an adjustment of $1.3 million for the tax provision to a non-GAAP rate. This compares with non-GAAP net loss of $4.0 million, or $0.08 per share, for the previous quarter, and a non-GAAP net income of $8.7 million, or $0.17 per diluted share for the same period last year.

“During the third quarter, strong and widespread demand for our COACH processors drove growth in digital cameras, and we continued to see solid signs of recovery in Printer Imaging,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “DTV was impacted by share loss by our customers to tier-1 brands combined with severe price erosion in the segments they serve. We were also impacted by one of our customers’ decision to add a second source supplier, causing additional share loss for Zoran. In addition, we are seeing rising channel inventory and softening consumer demand. DVD is also showing signs of weakening demand, causing a modest inventory build of red-laser products.

“As a result of these developments, we are reducing our outlook for the remainder of 2010 and are carefully evaluating our current strategies against existing and potential growth opportunities. We are also in the process of working on restructuring alternatives with an emphasis on operating expenses to right size the business. Management remains committed to returning Zoran to a growing and profitable business with a sound financial model, and we are working to take whatever steps are necessary to achieve this objective.”

“Also during the quarter, Zoran signed a definitive agreement to acquire Microtune, Inc. (Nasdaq: TUNE), a pioneer in the development and deployment of silicon tuners, a technology that is complementary and synergistic to Zoran’s strategic objectives in both the set-top-box and DTV markets. We believe this acquisition will enable Zoran to become a complete provider of solutions for consumer home entertainment, immediately accelerating our position in the STB market and ultimately strengthen our DTV position as global markets transition from analog to digital and to more efficient single-chip TV tuners over the next several years.”

Recent Highlights

•	Revenues by product line for the third quarter of 2010 were 50 percent Digital Camera, 23 percent DTV (includes set-top-box), 16 percent Printer Imaging and 11 percent DVD.

•	Zoran demonstrated new 3D, IPTV and Blu-Ray technologies at CEATEC and IFA 2010

•	Zoran’s COACH 13 processors have been designed into multiple new models

•	Zoran’s COACH 12P processors are now shipping in first-tier Full HD digital video cameras

•	Zoran announced Irdeto certification for Pay-TV satellite set-top-box products

•	Zoran demonstrated new set-top box platforms for worldwide manufacturers at IBC 2010

•	Zoran announced agreement to acquire Microtune, Inc.

•	Zoran’s Quatro® Processor and IPS Print Language Software was deployed in Muratec’s MFX line of printers

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

Guidance for the fourth quarter does not reflect the impact of the acquisition of Microtune, including the purchase price and related acquisition costs, or any income or expenses incurred after the close of the transaction which is expected close on or about November 20, 2010.

The Company is currently expecting fourth quarter 2010 revenues to range between $60 million and $65 million, with gross margins ranging between 52 and 53 percent. Excluding acquisition-related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $52 million to $53 million. Acquisition-related amortization costs are expected to be approximately $109 thousand and stock-based compensation expense is expected to range between $2.7 million and $3.2 million. The Company expects to record a fourth quarter GAAP loss in the range of $0.46 to $0.49 per share on approximately 50 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expenses, the Company expects to record a fourth quarter loss of $0.39 to $0.43 per share. With this outlook, cash is expected to decline by approximately $15 million from operations.

Zoran will provide more commentary on its third quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, non-GAAP net income (loss) and EPS that excludes charges such as amortization of acquired intangible assets, acquisition related expenses, stock-based compensation expense, restructuring expense, non-recurring litigation settlements and associated income tax adjustments. Non-GAAP results are reconciled to GAAP results on the attached Schedule.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss its third quarter results. To listen to the call, please call 617-614-2702 approximately five minutes prior to the start time. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on October 25, 2010, until 4:30 p.m. PT on October 31, 2010. The access number for the replay is 617-801-6888, confirmation number 12170455. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a Form 8-K and posted to the Company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, DVD, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, India, Israel, Japan, Korea, Sweden, Taiwan, and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance, including statements regarding the Company’s fourth quarter financial outlook and statements regarding the Company’s efforts to grow its business and return to profitability. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: the Company’s loss of market share in the DTV market; market share loss by the Company’s DTV customers; the Company’s ability to acquire new, and increase its business from current, customers, particularly in the DTV market; weakening demand in the DTV market; potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the impact of further ASP declines, particularly in the DTV market; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found under the caption “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the SEC.

Zoran the Zoran logo and Quatro are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Hardware product revenues	$88,114	$104,980	$249,885	$253,120
Software and other revenues	11,214	10,558	33,264	33,627

Total revenues	99,328	115,538	283,149	286,747

Costs and expenses:
Cost of hardware product revenues	47,266	59,844	136,176	150,154
Research and development	30,016	27,013	85,173	83,494
Selling, general and administrative	25,634	23,100	73,535	73,247
Amortization of intangibles	109	109	327	327
Acquisition related expenses	2,007	—	2,007	—
Restructuring expense	—	1,194	—	2,053
IP licensing related settlements	—	—	1,115	11,000

Total costs and expenses	105,032	111,260	298,333	320,275

Operating income (loss)	(5,704)	4,278	(15,184)	(33,528)

Interest and other income, net	1,116	1,748	5,565	7,383

Income (loss) before income taxes	(4,588)	6,026	(9,619)	(26,145)

Provision (benefit) for income taxes	(500)	1,150	5,100	3,890

Net income (loss)	$(4,088)	$4,876	$(14,719)	$(30,035)

Basic net income (loss) per share	$(0.08)	$0.09	$(0.29)	$(0.58)

Diluted net income (loss) per share	$(0.08)	$0.09	$(0.29)	$(0.58)

Shares used to compute basic net income (loss) per share	49,631	51,684	50,378	51,451

Shares used to compute diluted net income (loss) per share	49,631	52,320	50,378	51,451

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
GAAP net income (loss)	$(4,088)		$4,876		$(14,719)		$(30,035)

Adjusting items to GAAP net income (loss):

Operating expenses related to stock based compensation expense	2,462	(a)	3,029	(a)	7,098	(a)	9,061	(a)
Amortization of intangibles	109	(b)	109	(b)	327	(b)	327	(b)
Acquisition related expenses	2,007	(c)	—	(c)	2,007	(c)	—	(c)
Restructuring expense	—	(d)	1,194	(d)	—	(d)	2,053	(d)
IP licensing related settlements	—	(e)	—	(e)	1,115	(e)	11,000	(e)
Provision for income taxes	(1,300)	(f)	(500)	(f)	(2,100)	(f)	(5,660)	(f)

Non-GAAP net income (loss)	$(810)	(g)	$8,708	(g)	$(6,272)	(g)	$(13,254)	(g)

Non-GAAP basic net income (loss) per share	$(0.02)	(g)	$0.17	(g)	$(0.12)	(g)	$(0.26)	(g)

Non-GAAP diluted net income (loss) per share	$(0.02)	(g)	$0.17	(g)	$(0.12)	(g)	$(0.26)	(g)

Shares used to compute non-GAAP basic net income (loss) per share	49,631		51,684		50,378		51,451

Shares used to compute non-GAAP diluted net income (loss) per share	49,631		52,752		50,378		51,451

(a)	This adjustment reflects the stock-based compensation expense recorded under ASC 718-10. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (g) below)
(b)	This adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating its core operating performance. (see (g) below)
(c)	This adjustment represents acquisition expenses associated with the acquisition of Microtune, Inc. which is expected to be completed during the fourth quarter of 2010. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (g) below)
(d)	This adjustment reflects the restructuring expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009 and the restructuring of its Mobile division and closing of its Toronto facility during the quarter ended September 30, 2009. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (g) below)
(e)	This adjustment reflects non-recurring expenses associated with IP licensing related settlements. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (g) below)
(f)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (g) below)
(g)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating performance. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2010	December 31, 2009
ASSETS

Current assets:
Cash and short-term investments	$371,091	$398,686
Accounts receivable, net	30,886	21,997
Inventory	38,039	27,162
Prepaid expenses and other current assets	22,205	20,519

Total current assets	462,221	468,364

Property and equipment, net	12,445	12,456
Other assets	65,892	66,804
Intangible assets, net	4,505	4,832

Total assets	$545,063	$552,456

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,277	$29,090
Accrued expenses and other liabilities	34,890	30,701

Total current liabilities	73,167	59,791

Long term liabilities	36,043	32,397

Stockholders’ equity:
Common stock	50	51
Additional paid-in capital	857,537	867,139
Accumulated other comprehensive income	2,541	2,634
Accumulated deficit	(424,275)	(409,556)

Total stockholders’ equity	435,853	460,268

Total liabilities and stockholders’ equity	$545,063	$552,456

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com
Web site: http://www.zoran.com
(ZRAN)